Exhibit 21.1

Bluerock Enhanced Multifamily Trust, Inc.

List of Subsidiaries

Bluerock Enhanced Multifamily Holdings, L.P.

Bluerock REIT Holdings, LLC

BEMT Springhouse, LLC

BR Springhouse Managing Member, LLC

BEMT Creekside, LLC

BR Creekside Managing Member, LLC

BEMT Augusta, LLC

BR Augusta Managing Member, LLC

BEMT Hillsboro, LLC

BR Hillsboro Managing Member, LLC

BEMT Enders, LLC

BR Enders Managing Member, LLC

Waypoint Bluerock Enders JV, LLC

Waypoint Enders Owner, LLC

BEMT Berry Hill, LLC

BR Berry Hill Managing Member, LLC

BR Stonehenge 23Hundred JV, LLC

23Hundred, LLC

BEMT MDA, LLC

BR VG MDA JV Member, LLC

MDA City Apartments, LLC